UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 30, 2004
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                                Fonix Corporation
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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         (State or other jurisdiction of incorporation or organization)


         0-23862                                   22-2994719
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  (Commission file number)             (I.R.S. Employer Identification No.)




        9350 SOUTH 150 EAST, SEVENTH FLOOR
        SANDY, UTAH                                         84070
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  (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (801) 553-6600



                        180 WEST ELECTION ROAD, SUITE 200
                               DRAPER, UTAH 84020
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          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS

     On October 24, 2003, we entered into a private placement of shares of our Class A common stock with The Breckenridge Fund, LLC, a New York limited liability company ("Breckenridge"). Under the terms of the private placement, we agreed to sell 1,043,478 shares of our Class A common stock for Two Hundred Forty Thousand Dollars ($240,000) (the "Private Placement Funds").

         Subsequent to our receiving the Private Placement Funds, but before any shares were issued in connection with the private placement, we agreed with Breckenridge to rescind the private placement of the shares and to restructure the transaction. We retained the Private Placement Funds as an advance in connection with the restructured transaction. We paid no interest or other charges to Breckenridge for use of the Private Placement Funds.

     Following negotiations with Breckenridge, we agreed to sell to Breckenridge Three Thousand Two Hundred Fifty (3,250) shares of our Series I 8% Convertible Preferred Stock (the "Preferred Stock"), for an aggregate purchase price of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000), net of the Private Placement Funds which we had already received. The sale of the Preferred Stock to Breckenridge closed on January 30, 2004, although the purchase was dated effective as of December 31, 2003. In connection with the offering of the Preferred Stock, we also issued to Breckenridge (i) warrants (the "Warrants") to purchase up to Nine Hundred Sixty-Five Thousand, Eight Hundred Thirty-nine (965,839) additional shares of our Class A common stock; (ii) One Million Nine Hundred Thirty-One Thousand, Six Hundred Seventy-Seven (1,931,677) shares of our Class A common stock (the "Additional Shares"); and (iii) Four Hundred Eighty-two Thousand Nine Hundred Nineteen (482,919) shares of our Class A common stock (the "Fee Shares"). Breckenridge is entitled to receive dividends on the Preferred Stock in an amount equal to 8% of the then-outstanding shares of Preferred Stock. The dividends are payable in cash or shares of our Class A common stock, at our option.

         The Preferred Stock is convertible into shares of our Class A common stock as follows:

         - The conversion of the first $250,000 of the Preferred Stock shall be as follows: (i) for conversion occurring prior to the date on which the SEC declares the Registration Statement Effective (the "Effective Registration Date") and through the tenth business day following the Effective Registration Date, the conversion price shall be the lower of $0.23 or 87.5% of the average of the two (2) lowest closing bid prices over the twenty trading days prior to the conversion date; and (ii) for conversion occurring on or after the eleventh business day following the Effective Registration Date, the conversion price shall be $0.23.

         - The remaining $3,000,000.00 of the Preferred Stock may be converted into common stock of Issuer at the option of the holder by using a conversion price which shall be the lower of
                  (1) $0.75 or (2) 87.5% of the average of the two (2) lowest closing bid prices for the twenty-day trading period prior to the conversion date.

     Under the terms of the purchase agreement, we agreed to establish an escrow account (the "Escrow Account"), into which we deposit funds which can be used by us for optional redemption of the Preferred Stock, or which may be used by Breckenridge to

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require us to redeem the Preferred Stock if we have defaulted under the purchase agreement. The conditions of our deposit into the Escrow Account are as follows:

          (i) If, prior to August 31, 2004, we have closed or are actively working to close our acquisition of the capital stock of LTEL Holdings Corporation ("LTEL"), and there has not been a declared default under the preferred stock purchase agreement, we will deposit into the Escrow Account twenty-five percent (25%) of any amount we receive in excess of One Million Dollars ($1,000,000), calculated per put, under the terms of the Fifth Equity Line of Credit (the "Fifth Equity Line") between Fonix and Queen, LLC, dated as of July 1, 2003, or other similar equity line of financing arrangement.

          (ii) If, prior to August 31, 2004, we have closed or are actively working to close our acquisition of the capital stock of LTEL, and there has been a declared default under the purchase agreement, we will deposit into the Escrow Account thirty-three percent (33%) of any amount we receive in excess of One Million Dollars ($1,000,000), calculated per put, under the terms of the Fifth Equity Line or other similar equity line of financing arrangement.

          (iii) If as of August 31, 2004, we have not closed or have abandoned our attempt to acquire the capital stock of LTEL, whether or not there has been a declared default under the purchase agreement, we will deposit into the Escrow Account fifty percent (50%) of any amount we receive in excess of One Million Dollars ($1,000,000), calculated per put, under the terms of the Fifth Equity Line or other similar equity line of financing arrangement.

          (iv) If we have at any time deposited into the Escrow Account an aggregate amount sufficient for us to redeem all of the then-outstanding shares of Preferred Stock, together with any accrued and unpaid dividends, as provided in the Certificate of Designation, our obligation to deposit sums into the Escrow Account shall be suspended until such time, if any, that the balance of the Escrow Account is not sufficient to effectuate such redemption.

         In the event that we default under our obligations under the purchase agreement, and such default has not been cured within 60 days, Breckenridge shall have the right, exercisable at its option, to demand that we redeem all or any portion of the then-outstanding shares of the Preferred Stock at any time after the balance in the Escrow Account equals or exceeds the amount necessary for us to redeem the Preferred Stock.

         In the event that there remains in the Escrow Account amounts following either (i) the conversion of all of the outstanding shares of Preferred Stock, together with any accrued and unpaid dividends thereon, or (ii) redemption of all of the outstanding shares of Preferred Stock, together with any accrued and unpaid dividends thereon, those remaining amounts shall be released from the Escrow Account to us.

         Redemption of the Preferred Stock, whether at our option or that of Breckenridge, requires us to pay, as a redemption price, the stated value of the outstanding shares of Preferred Stock to be redeemed, together with any accrued but unissued dividends thereon, multiplied by (i) one hundred ten percent (110%) for any redemption occurring within ninety (90) days after the closing date of the purchase of the Preferred Stock; (ii) one hundred fifteen percent (115%) for any redemption occurring between the

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91st day but before the one hundred fiftieth (150th) day after the closing date of the purchase; (iii) one hundred twenty percent (120%) for any redemption occurring between the 151st day but before the one hundred eightieth (180th) day after the closing date of the purchase but prior to the second anniversary of the closing date of the purchase; and (D) one hundred thirty percent (130%) for any payment of the Redemption Price occurring on or after the second anniversary of the closing date of the purchase.

         In connection with the purchase and sale of the Preferred Stock, we agreed to register the resale by Breckenridge of shares of our Class A common stock issued upon conversion of the Preferred Stock, shares of Class A common stock issued as payment of dividends accrued on the Preferred Stock, and shares of Class A common stock issuable upon conversion of the Warrants, as well as the Additional Shares and the Fee shares.

     Use of the proceeds of the sale of the Preferred Stock is limited to working capital and to paying deeply-discounted liabilities.

Item 7. Financial Statements and Exhibits.

         (a) Financial Statements.

         None.

         (b) Pro Forma Financial Information.

         None.

         (c) Exhibits

Exhibit           Description

3.1 Corrected Certificate of Designation of Rights and Preferences for Series I 8% Convertible Preferred Stock, as filed.

10.1 Series I 8% Convertible Preferred Stock Purchase Agreement Between Fonix Corporation, and The Breckenridge Fund, LLC, dated as of December 31, 2003.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                       Fonix Corporation



                       By: /s/ Roger D. Dudley
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                       Roger D. Dudley
                       Executive Vice President and
                       Chief Financial Officer

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Date:   February 9, 2004




Exhibit List

Exhibit           Description

3.1 Corrected Certificate of Designation of Rights and Preferences for Series I 8% Convertible Preferred Stock, as filed.

10.1 Series I 8% Convertible Preferred Stock Purchase Agreement Between Fonix Corporation, and The Breckenridge Fund, LLC, dated as of December 31, 2003.


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